EXHIBIT 23.3

              CONSENT OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS


We hereby consent to the references to our reviews dated January 12, 1996, February 19, 1997, and February 23, 1998 which were used to prepare the Estimated Future Reserves Attributable to Certain Leasehold Interests of Texas Meridian Resources Corporation as December 31, 1995, December 31, 1996 and December 31, 1997, respectively, and to the reference to Ryder Scott Company Petroleum Consultants as experts in the field of petroleum engineering, which were incorporated by reference in your Form S-8 Registration Statement.



                                          RYDER SCOTT COMPANY
                                          PETROLEUM CONSULTANTS


Houston, Texas
July 21, 1999